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                                                                   EXHIBIT 99.10

                      FEDERAL DEPOSIT INSURANCE CORPORATION

                             WASHINGTON, D.C. 20006

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) December 9, 2003

                               PACIFIC UNION BANK
                               ------------------
             (Exact name of registrant as specified in its charter)

           CALIFORNIA                         N/A                95-2888370
           ----------                         ---                ----------
(State or other jurisdiction         (Commission file No.)    (I.R.S. Employee
  of incorporation or organization)                          Identification No.)

            3530 WILSHIRE BLVD., #1800, LOS ANGELES, CALIFORNIA 90010
            ---------------------------------------------------------
                    (Address of principal executive offices)
                                   (Zip code)

                                 (213) 385-0909
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               (Registrant's telephone number including area code)

  (Former name or former address, if changed since last report) Not applicable

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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

As previously reported, on October 31, 2003, Korea Exchange Bank ("KEB") transferred (the "Transfer") 6,624,052 shares of common stock (the "Shares") of Registrant, representing 62.1% of the Registrant's issued and outstanding common stock at that time, to a trust (the "Trust"). The Trust was created pursuant to a Trust Agreement, dated as of October 31, 2003 (the "Trust Agreement"), by and between KEB, as grantor, and L. Dale Crandall, as trustee (the "Trustee"). No consideration was paid by the Trustee or the Trust for the Shares in connection with the Transfer, and KEB, as sole beneficiary under the Trust, retains the economic benefit of the Shares. Pursuant to the Trust Agreement, the Trustee has the sole power to vote or to direct the vote and to dispose or to direct the disposition of the Shares. The Trustee, on behalf of the Trust, filed a Schedule 13D with the FDIC on November 10, 2003, in connection with the transactions contemplated by the Transfer.

On December 9, 2003, the Trustee filed Amendment No. 1 to his Schedule 13D, disclosing that in discussions with the special committee of the board of directors of the Registrant, the Trustee orally indicated that he will not pursue a transaction that excludes the minority shareholders of the Registrant if a financially viable alternative transaction is available that includes all shareholders of the Registrant. There can be no assurance that any disposition of the Shares will involve a merger or other transaction that includes all shareholders of the Registrant.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         Pacific Union Bank

Dated: December 10, 2003                 By: /s/ Dianne Kim
                                             --------------
                                              Dianne Kim, Senior Vice President
                                                and Chief Financial Officer